EXHIBIT 99.1
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                             Termination Agreement
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         Staples, Inc. and Office Depot, Inc. hereby (i) terminate the Agreement and Plan of Merger dated as of September 4, 1996, as amended (the "Merger Agreement") among Staples, Inc., Marlin Acquisition Corp. and Office Depot, Inc. pursuant to Section 8.06 of the Merger Agreement, (ii) terminate the Stock
Option Agreement dated as of September 4, 1996 between Staples, Inc. (as
Grantee) and Office Depot, Inc. (as Grantor) and (iii) terminate the Stock
Option Agreement dated as of September 4, 1996 between Office Depot, Inc. (as Grantee) and Staples, Inc. (as Grantor). It is understood that no fees or expenses shall be due from one party to the other pursuant to Section 8.03 of the Merger Agreement.

         Executed as of July 2, 1997.


                                                  STAPLES, INC.


                                                  BY: /s/ John J. Mahoney
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                                                  OFFICE DEPOT, INC.


                                                  BY: /s/ Barry J. Goldstein
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